UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 5, 2020

TPT Global Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619)301-4200

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On February 14, 2020, the Company agreed to a Secured Promissory Note with a third party for $90,000. The Secured Promissory Note was secured by the assets of the Company and was due June 14, 2020 or earlier in case the Company is successful in raising other monies and carried an interest charge of 10% payable with the principal. The Secured Promissory Note was also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock. The Secured Promissory Note also included a guaranty by the CEO of the Company, Stephen J. Thomas III. This Secured Promissory Note was paid off on May 5, 2020, including $9,000 of interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:/s/ Stephen J. Thomas III

Stephen J. Thomas III,

Title: Chief Operating Officer

Date: May 15, 2020

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